UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

Under a letter agreement dated December 21, 2023 between Marizyme, Inc. (the “Company”) and Univest Securities, LLC (the “December 2023 Convertible Notes Letter Agreement”), the 10% Secured Convertible Promissory Notes that were issued pursuant to a certain Unit Purchase Agreement, dated as of December 21, 2021, between the Company and the investor parties to such agreement (the “December 2021 Convertible Notes”), were amended in the following respects: (1) The maturity date of each of the December 2021 Convertible Notes was extended from December 21, 2023 to December 21, 2024, and (2) the definition of the term “Mandatory Default Amount” was amended to mean the amount equal to 135% of the outstanding principal and accrued and unpaid interest on each of the December 2021 Convertible Notes on the date on which the first Event of Default (as defined in each of the December 2021 Convertible Notes) has occurred and the amount of accrued and unpaid interest on each of the December 2021 Convertible Notes from the date of the second anniversary of the date of issuance (i.e., December 21, 2023) until the earlier of the date of the payment or conversion in full or the maturity of each of such December 2021 Convertible Notes.

As a result, at the current conversion price of $0.10 per share and as of the date of this report, additional accrued and unpaid interest on each of the outstanding December 2021 Convertible Notes will become convertible into up to an additional 7,152,965 shares of common stock in aggregate.

The foregoing description of the terms of the December 2023 Convertible Notes Letter Agreement is qualified in its entirety by reference to the full text of such document which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer of securities pursuant to the amendment to the Convertible Notes to provide for conversion of the Amended Mandatory Default Amount and the issuance of the Placement Agent Warrants described above was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Letter Agreement between Marizyme, Inc. and Univest Securities, LLC, as Unitholder Representative for the Investors, dated December 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2023	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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